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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): September 26, 2000

                             Commission File Number

                                   000-26225


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                             WIT SOUNDVIEW GROUP, INC.
             (exact name of registrant as specified in its charter)



            DELAWARE                                      13-3900397
  (State or Other jurisdiction                  (I.R.S. Employer jurisdiction
of Incorporation or Organization)             Industrial Identification Number)



               826 BROADWAY, NEW YORK, NEW YORK 10003 (Address of
                     Principal Executive Offices) (Zip Code)

                                 (212) 253-4400
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5. OTHER EVENTS

On September 26, 2000, Wit SoundView Group, Inc. ("Wit SoundView") announced that it reached an agreement with E*TRADE Group, Inc. ("E*TRADE") to expand their strategic alliance. The expanded strategic alliance includes increased duration of exclusivity, increased volume of trading flow to Wit SoundView and enhanced international opportunities. Reference is made to the Wit SoundView press release dated September 26, 2000, which is attached as an Exhibit, for more information on the expanded strategic alliance. On May 15, 2000 Wit SoundView announced its initial strategic alliance agreement with E*TRADE which provided Wit SoundView with the exclusive right to distrubute IPO's, follow-on offerings and other investment banking products to E*TRADE's customers for three years. Under the amended strategic alliance, this exclusivity period has been increased to five years. Wit SoundView also announced that it was going to transfer the accounts of its online retail brokerage customers of its subsidiary, Wit Capital Corporation, to E*TRADE. E*TRADE will receive approximately four million shares and warrants to purchase an additional two million shares, one million of which will be exercisable if the exclusivity provisions of the agreement continue through the third anniversary of the closing of the merger and the second one million if such provisions are also exclusive through the fourth anniversary of the closing of the merger. Wit SoundView has also signed a definitive agreement to acquire 100 percent of the outstanding shares of E*OFFERING Corp. by merger of E*OFFERING into a Wit SoundView subsidiary. As consideration for this merger, Wit SoundView will issue and reserve for issuance upon exercise of E*OFFERING warrants and options, an aggregate of up to 28,486,247 newly issued Wit SoundView shares and options. Completion of the transaction is contingent on Wit SoundView shareholder approval, regulatory approval and other customary closing conditions. In addition to the shares received in connection with the sale of E*OFFERING, E*TRADE and General Atlantic Partners, the two largest shareholders of E*OFFERING, will each purchase an additional two million shares of Wit SoundView stock on the closing for aggregate consideration of 41 million dollars.

Certain statements in this report on Form 8-K constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Wit SoundView's actual results, performance or achievements, or those of the industry in which it operates, to be materially different from any expected future results, performance or achievements expressed or implied in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those economic factors that affect the market for capital raising, including initial public offerings and those factors discussed in the Registration Statement of Wit SoundView's initial public offering of common stock, the Registration Statement filed in connection with Wit Capital Group, Inc.'s merger with SoundView Technology Group, Inc, the Registration Statement filed in connection with the proposed merger with E*OFFERING, and in periodic reports filed from time to time with the Securities and Exchange Commission.

ITEM 7. EXHIBITS

99.1 Press release dated September 26, 2000.


                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     Wit SoundView Group, Inc.

Dated:  September 28, 2000

                                     By: /s/ ROBERT H. LESSIN
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                                         Robert H. Lessin
                                         Chief Executive Officer